SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (“Agreement”) is entered into and made effective as of the 25th day of June, 2014 by and between First Liberty Power Corp., a Nevada Corporation ("First Liberty" or “Buyer”), Group8 Minerals, a Nevada Corporation ("Group8”), and Group8 Mining Innovations, a Nevada Corporation (“G8MI” or “Seller”), a shareholder of Group8 (singularly, a “Party” and collectively, the “Parties”).

WHEREAS, Seller is the one nineteen percent (19%) shareholder of Group8, and upon the terms and conditions set forth below, Seller desires to transfer 19% of the total issued and outstanding shares of Group8 owned by Seller to Buyer; and

WHEREAS, Group8 holds a fifty percent (50%) interest in and to certain Nevada limited liability companies, as detailed in Schedule A attached hereto (the “Projects”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

1.    SALE AND PURCHASE OF SHARES.

1.1           PURCHASE.  Subject to the terms and conditions herein set forth, First Liberty hereby agrees to purchase and Seller hereby agrees to sell its entire interest, representing nineteen percent (19%), or 1,740,400 shares, of the issued and outstanding shares of common stock of Group8 (the “Group8 Shares”) to First Liberty.

1.2 CONSIDERATION.  The Share Consideration to be issued to G8MI upon the Closing of the acquisition of the Group8 Shares shall be a total of 5,000,000 shares of First Liberty Power Corp “Series A Preferred Stock”.

2.  REPRESENTATIONS AND WARRANTIES

2.1           REPRESENTATIONS AND WARRANTIES OF Group8 and Seller. Group8 and Seller each represent and warrant as follows:

a)
CORPORATE ORGANIZATION AND GOOD STANDING.  Group8 and Seller are each duly organized, validly existing, and in good standing under the laws of the State of Nevada and are qualified to do business as a foreign corporation in each jurisdiction, if any, in which their respective properties or businesses require such qualification.

b)
CORPORATE AUTHORITY.  Group8 and Seller each have all requisite corporate power and authority to own, operate and lease their respective properties, to carry on their respective businesses as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

c)
AUTHORIZATION.  Execution of this Agreement has been duly authorized and approved by each of Group8 and the Seller. Further Group8 has obtained all requisite shareholder approval and authority to enter into this Agreement and deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

d)	CAPITALIZATION.

i)
The authorized capital stock of Group8 consists of 50,000,000 shares of Group8 Common Stock $0.001 par value. At June 25, 2014, (i) 9,160,000 shares of Group8 Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and none of which were issued in violation of any preemptive rights; (ii) no shares of Group8 were reserved for issuance upon the exercise of outstanding options, warrants or other rights to purchase shares; and (iii) no shares of Group8 stock were held in the treasury of Group8.  Except as set forth above, as of the date hereof, no shares or other voting securities of Group8 are issued, reserved for issuance or outstanding and no shares or other voting securities of Group8 shall be issued or become outstanding after the date hereof.  There are no bonds, debentures, notes or other indebtedness or securities of Group8 that have the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Group8 may vote.

ii)
Group8 has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of Group8 stock, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.  There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of Group8.  None of the outstanding equity securities or other securities of Group8 was issued in violation of the Securities Act of 1933 or any other legal requirement.

e)
LITIGATION.  To the knowledge of Group8 and Seller, there are no pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Group8 or Seller.

f)	FINANCIAL STATEMENTS.

i)
Seller has furnished or made available to Buyer, or will make available to Buyer prior to the Closing Date, true and complete copies of the financial statements (and the related notes thereto) of Group8 from inception to July 31, 2013 (the “Seller Financial Statements”).

ii)
The Group8 Financial Statements were prepared in accordance with GAAP or the equivalent applied on a basis consistent throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes).

g)
ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since inception and to the date of this Agreement, (i) Group8 has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is or would reasonably be expected to result in a material adverse effect, as defined in Section 3.2(a) (“Material Adverse Effect”); and (iii) Group8 has not taken and will not take any of the actions that Group8 has agreed not to take from the date hereof through the Closing Date.

h)
UNDISCLOSED LIABILITIES.  Group8 has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than: (i) those set forth Seller Financial Statements; (ii) those incurred in the ordinary course of business consistent with past practice since the end of the most recent fiscal year; and (iii) those incurred in connection with the execution of this Agreement.

i)
LEGAL PROCEEDINGS.  Neither Group8 nor Seller is not a party to any, and there is no pending or, to the knowledge of Seller or Group8, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against Seller or Group8, or any of their respective officers or directors which, if decided adversely to Seller or Group8, would, individually or in the aggregate, be material to Seller or Group8.  There is no injunction, order, judgment or decree imposed upon Seller or Group8, or any of its officers or directors, or the assets of Seller or Group8.

j)	TAXES AND TAX RETURNS.

i)
Group8 does have a requirement to file tax returns as at the date of this Agreement, however, it shall provide to Buyer such information required to file all existing and future tax returns, such filings shall become the responsibility of the Buyer.

ii)
No national, state, local or foreign audits, examinations, investigations, or other formal proceedings are pending or, to Group8’s knowledge, threatened with regard to any taxes of Group8.  No issue has arisen in any examination of the Group8 by any tax authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld.

iii)
There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of taxes upon Buyer, nor has Group8 given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any tax return for any period.

k)	COMPLIANCE WITH APPLICABLE LAW AND REGULATORY MATTERS.

i)
Group8 has complied with all applicable laws and regulations, and are not in violation of, and have not received any written notices of violation with respect to, any laws and regulations in connection with the conduct of their respective businesses or the ownership or operation of their respective businesses, assets and properties, except for such noncompliance and violations as would not, individually or in the aggregate, be material.

ii)
Group8 has all licenses, permits, certificates, franchises and other authorizations (collectively, the “Authorizations”) necessary for the ownership or use of its assets and properties and the conduct of its business, as currently conducted, and have complied with, and are not in violation of, any Authorization.  All such Authorizations are in full force and effect and there are no proceedings pending or, to the knowledge of Group8, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

iii)	There are no governmental orders applicable to Group8 which have had a Material Adverse Effect on Group8.

l)	MATERIAL CONTRACTS. There are no material contracts of Group8 currently in existence except as disclosed in a Schedule hereto.

m)
ASSETS.  Group8 owns, leases or has the right to use all the properties and assets necessary or currently used for the conduct of its businesses free and clear of all liens of any kind or character.  All items of equipment and other tangible assets owned by or leased to Group8 and which are material to the operations and business of Group8 are in good condition and repair (ordinary wear and tear excepted).  In the case of leased equipment and other tangible assets, Group8 holds valid leasehold interests in such leased equipment and other tangible assets, free and clear of all liens of any kind or character.

n)
ENVIRONMENTAL LIABILITY.  Group8 is in compliance with all applicable environmental laws.  To the knowledge of Group8, there are no liabilities of Group8 of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any environmental law and, to the knowledge of Group8, there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

o)	INTELLECTUAL PROPERTY. Group8 has no intellectual property.

p)
INTERESTS OF OFFICERS AND DIRECTORS.  Except as disclosed herein, none of the officers or directors of Group8 has any interest in any property, real or personal, tangible or intangible, including intellectual property, used in or developed by the business of Group8, or in any supplier, distributor or customer of Group8, or any other relationship, contract, agreement, arrangement or understanding with Group8, except for the normal ownership interests of a shareholder and employee rights.

q)
BROKER’S FEES.  Group8 has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

r)
CERTAIN BUSINESS PRACTICES.  No director, officer, agent or employee of Group8 has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity on behalf of, or purportedly on behalf of, or for the business of Group8, or (ii) made any unlawful payments to officials or employees of governmental entities or to directors, officers or employees of foreign or domestic business enterprises.

2.2           REPRESENTATIONS AND WARRANTIES OF BUYER. The Buyer represents and warrants as follows:

a)
CORPORATE ORGANIZATION AND GOOD STANDING.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

b)
CORPORATE AUTHORITY.  Buyer has all requisite corporate power and authority to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

c)
NO VIOLATION.  Consummation of the acquisition contemplated herein will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation by which Buyer is bound.

d)
REPORTING STATUS. Buyer is a fully reporting public company under Section 15(d) of the Securities and Exchange Act of 1934, as amended, and is current on its filing obligations under Section 15.  Buyer has filed all required periodic reports with the Securities and Exchange Commission (the "Commission") on Forms 10-Q and 10-K through the period ended April 30, 2012, and all required Form 8-K reports, all such reports are true and correct in all material respects and contain no misrepresentation of a material fact or omission of a material fact.  The common shares of Buyer are quoted on the OTC Markets under the symbol "FLPC".  Buyer has not received and there are no outstanding Commission Staff comment letters, stop orders or other regulatory actions, and no letters, comments, investigations or other actions pending or threatened by the Commission or by the Financial Industry Regulatory Authority (FINRA) against or relating to Buyer and there are no outstanding fees, fines or other amounts due to FINRA, the SEC, PCAOB or any other regulatory agency.  Buyer acknowledges that it currently has a cease trade order outstanding against Buyer in the Province of British Columbia, Canada.

e)	CAPITALIZATION

(i)
On the date of this Agreement, 1,080,000,000 shares of $0.001 par value common stock are authorized and 671,556,096 shares of common stock of Buyer are issued and outstanding; all of the shares of common stock issued are duly authorized, validly issued, fully paid and non-assessable and none were issued in violation of any preemptive rights;

(ii)
On the date of this Agreement, 10,000,000 shares of $0.001 par value each, which shares are designated as “Preferred Stock”, and which may be issued in one or more classes or series, with such rights, preferences, privileges and restrictions as will be fixed at the discretion of the Board of Directors.  Of the 10,000,000 shares of Preferred Stock, 5,000,000 shares have been designated by the Board of Directors as “Series A Preferred Stock”, having such rights, preferences, privileges and restrictions as identified in the Buyer’s public filings.  No Series A Preferred Stock has been issued, and these 5,000,000 shares are to form consideration under this Agreement;

(iii)
Certain shares of Buyer are reserved for issuance upon the exercise of outstanding options, warrants or other rights to purchase shares, as required under certain convertible debentures held by the Company and other agreements as entered into or held by the Company as of the date of this Agreement, and have been duly disclosed in full in the Company’s regulatory filings;

(iv)
Except as set forth above, as of the date hereof, no shares or other voting securities of Buyer are issued, reserved for issuance or outstanding and no shares or other voting securities of Buyer shall be issued or become outstanding after the date hereof, save for those Shares to be issued pursuant to this Agreement.  There are no bonds, debentures, notes or other indebtedness or securities of Buyer that have the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote.  All shares of Buyer subject to issuance as described above shall, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

(v)
Buyer has no contract or other obligation to repurchase, redeem or otherwise acquire any shares of Buyer stock, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.  There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of Buyer.  None of the outstanding equity securities or other securities of Buyer was issued in violation of the Securities Act of 1933 or any other legal requirement.

f)	AUTHORITY; NO VIOLATION.

(i)
Buyer has full corporate power and authority to execute and deliver this Agreement and to comply with the terms hereof and consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Buyer.  Assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, or (iii) the specific terms and conditions of this Agreement.

(ii)
Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the terms or provisions hereof, will (A) violate any provision of the Certificate of Registration or Constitution or the certificates of registration or constitution, or other charter or organizational documents, of Buyer or (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its properties or assets, the violation of which would have a material adverse effect, or (C) violate, conflict with, result in a breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of any or all rights or benefits or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, increase any rate of interest payable or result in the creation of any lien upon any of the respective properties or assets of Buyer under, any authorization or of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, or other instrument or obligation to which is a party, or by which its properties, assets or business activities may be bound or affected.

g)	FINANCIAL STATEMENTS.

(i)
Buyer has furnished or made available to Seller, or will make available to Seller prior to the Closing Date, true and complete copies of the audited financial statements of Buyer for the past two fiscal years (the “Buyer Financial Statements”), and Buyer shall furnish or make available to Seller true and complete copies of Buyer's Financial Statements for all monthly periods ending after its most recent fiscal year up to and including the Closing Date.

(ii)
The Buyer Financial Statements were prepared in accordance with GAAP or the equivalent applied on a basis consistent throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes, and except that, in the case of unaudited statements for the subsequent quarterly periods referenced above, such unaudited statements fairly present in all material respects the consolidated financial condition and the results of operations of Buyer as at the respective dates thereof and for the periods indicated therein (subject, in the case of unaudited statements, to year-end audit adjustments).

h)
ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since the end of its most recent fiscal year and to the date of this Agreement, (i) Buyer has, in all material respects, conducted its business in the ordinary course consistent with past practice; (ii) there has not occurred any change, event or condition that is or would reasonably be expected to result in a material adverse effect; and (iii)  Buyer has not taken and will not take any of the actions that Buyer has agreed not to take from the date hereof through the Closing.

i)
UNDISCLOSED LIABILITIES.  Buyer has no material obligations or liabilities of any nature (whether accrued, matured or unmatured, fixed or contingent or otherwise) other than (i) those set forth or adequately provided for in the balance sheet (and the related notes thereto) of Buyer as of the end of the most recent fiscal year  included in the Buyer Financial Statements, (ii) those incurred in the ordinary course of business consistent with past practice since the end of the most recent fiscal year  and (iii) those incurred in connection with the execution of this Agreement.

j)
LEGAL PROCEEDINGS.  Buyer is not a party to any, and there is no pending or, to the knowledge of Buyer, threatened, legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature against Buyer, or any of its officers or directors which, if decided adversely to Buyer, would, individually or in the aggregate, be material to Buyer.  There is no injunction, order, judgment or decree imposed upon Buyer, or any of its officers or directors, or the assets of Buyer.

k)	TAXES AND TAX RETURNS.

(i)
Buyer has filed or caused to be filed all  federal, state, foreign and local tax returns required to be filed with any tax authority; (ii) all such tax returns are true, accurate, and complete in all material respects; (iii) Buyer has paid or caused to be paid all taxes that are due and payable by any of such companies, other than taxes which are being contested in good faith and are adequately reserved against or provided for (in accordance with  GAAP) in the Buyer Financial Statements, and (iv) Buyer does not have any material liability for taxes for any current or prior tax periods in excess of the amount reserved or provided for in the Buyer Financial Statements (but excluding, for this Clause (iv) only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

(ii)
No national, state, local or foreign audits, examinations, investigations, or other formal proceedings are pending or, to Buyer’s knowledge, threatened with regard to any taxes or tax returns of Buyer.  No issue has arisen in any examination of the Buyer by any tax authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld.  Any adjustment of income taxes of Buyer made in any examination that is required to be reported to the appropriate national, state, local or foreign tax authorities has been so reported.

(iii)
There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of taxes upon Buyer, nor has Buyer given or been requested in writing to give any currently effective waiver extending the statutory period of limitation applicable to any tax return for any period.

l)	COMPLIANCE WITH APPLICABLE LAW AND REGULATORY MATTERS.

i)
Buyer has complied with all applicable laws and regulations, and are not in violation of, and have not received any written notices of violation with respect to, any laws and regulations in connection with the conduct of their respective businesses or the ownership or operation of their respective businesses, assets and properties, except for such noncompliance and violations as would not, individually or in the aggregate, be material.

ii)
Buyer has all licenses, permits, certificates, franchises and other authorizations (collectively, the “Authorizations”) necessary for the ownership or use of its assets and properties and the conduct of its business, as currently conducted, and have complied with, and are not in violation of, any Authorization, except where such noncompliance or violation would not, individually or in the aggregate, be material.  Except as would not be material to Buyer, all such Authorizations are in full force and effect and there are no proceedings pending or, to the knowledge of Buyer, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

m)	GOVERNMENT ORDERS. There are no governmental orders applicable to Buyer which have had a Material Adverse Effect on Buyer.

n)	MATERIAL CONTRACTS. There are no material contracts of Buyer currently in existence not disclosed with the Buyer’s filings with the SEC.

o)
ASSETS.  Buyer owns, leases or has the right to use all the properties and assets necessary or currently used for the conduct of its businesses free and clear of all liens of any kind or character.  All items of equipment and other tangible assets owned by or leased to Buyer and which are material to the operations and business of Buyer are in good condition and repair (ordinary wear and tear excepted).  In the case of leased equipment and other tangible assets, Buyer holds valid leasehold interests in such leased equipment and other tangible assets, free and clear of all liens of any kind or character.  At Closing all assets and liabilities of Buyer shall be disposed of and Buyer shall have no assets or liabilities.

p)
ENVIRONMENTAL LIABILITY.  Buyer is in compliance with all applicable environmental laws.  To the knowledge of Buyer, there are no liabilities of Buyer of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any environmental law and, to the knowledge of Buyer, there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

q)	INSURANCE. Buyer has no insurance coverage with respect to its business.

r)	INTELLECTUAL PROPERTY. Buyer has no intellectual property.

s)
INTERESTS OF OFFICERS AND DIRECTORS.  Except AS DISCLOSED HEREIN, OR IN PRIOR REGULATORY FILINGS WITH THE SEC, None of the officers or directors of Buyer has any interest in any property, real or personal, tangible or intangible, including intellectual property, used in or developed by the business of Buyer, or in any supplier, distributor or customer of Buyer, or any other relationship, contract, agreement, arrangement or understanding with Buyer, except for the normal ownership interests of a shareholder and employee rights.

t)
BROKER’S FEES.  Buyer has not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

u)
CERTAIN BUSINESS PRACTICES.  No director, officer, agent or employee of Buyer has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity on behalf of, or purportedly on behalf of, or for the business of Buyer, or (ii) made any unlawful payments to officials or employees of governmental entities or to directors, officers or employees of foreign or domestic business enterprises.

3.  CONDITIONS PRECEDENT

3.1           Conditions to Each Party’s Obligations. The respective obligations of each Party hereunder shall be subject to the satisfaction prior to or at the Closing Date of the following conditions:

a)
No Restraints. No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or governmental entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect.

b)
Legal Action. There shall not be pending or threatened in writing any action, proceeding, or other application before any court or governmental entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

3.2           Conditions to Seller’s Obligations. The obligations of Seller shall be subject to the satisfaction prior to or at the Closing Date of the following conditions unless waived by Seller:

a)
Representatives and Warranties of Buyer. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement. “Material Adverse Effect” for purposes of this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, financial condition, or results of operation of the entity.

b)
Performance of Obligations of Buyer. Buyer shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

3.3           Conditions to Buyer’s Obligations. The obligations of Buyer shall be subject to the satisfaction prior to or at the Closing Date of the following conditions unless waived by Buyer:

a)
Representatives and Warranties of Group8 and Seller. The representations and warranties of Group8 and Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except: (i) as otherwise contemplated by this Agreement, or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

b)
Performance of Seller and Group8. Seller and Group8 shall have performed all agreements and covenants required to be performed by them under this Agreement prior to Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

4. CLOSING DATE AND DELIVERY OF DOCUMENTS

4.1           Time and Place. The Closing of the transaction contemplated by this Agreement shall take place at the offices of Group8, unless otherwise agreed by the Parties, immediately upon the full execution of this Agreement (the “Closing Date”), and the satisfaction of all conditions, specifically the delivery of all required documents, or at such other time and place as the Parties mutually agree.  All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.  The date of Closing may be accelerated or extended by agreement of the parties.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

4.2           Deliveries by Seller and Group8. At the Closing Date, Seller shall make the following deliveries to Buyer:

a)	Copies of resolutions of the Board of Directors and Shareholders of Seller and Group8 authorizing the execution and performance of this Agreement.

b)	Stock certificates of Group8 representing the Group8 Shares, fully endorsed for transfer to Buyer.

4.3	Deliveries by Buyer. At Closing, Buyer shall make the following deliveries to Seller:

a)	Stock certificate(s), bearing any applicable restrictive legends, representing the First Liberty “Series A Preferred Shares” issued in the name of Seller or its designee;

b)	Resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement.

5.  INDEMNIFICATION AND ARBITRATION

5.1           Indemnification. The Seller and Group8, on the one hand, and the Buyer, on the other hand, (each party, “Indemnifying Party”) shall agree to indemnify, and hold harmless the other party (“Indemnified Party”) from any and all claims, demands, liabilities, damages, losses, costs and expenses that the other party shall incur or suffer, including attorneys’ fees and costs, that arise, result from or relate to any breach of, or failure by Indemnifying Party to perform any of their respective representations, warranties, covenants, or agreements in this Agreement or in any exhibit, addendum, or any other instrument furnished by the Indemnifying Party under this Agreement.

5.2           Arbitration and Governing Law. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this Agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Nevada.

a)
The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the status of the arbitration (and any requests for injunctive or other equitable relief) within the State of Nevada.  Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

b)
The law applicable to the arbitration and this Agreement shall be that of the State of Nevada, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

c)
The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order.  The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

d)
Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

e)
Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement.  Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

f)
In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

g)
The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

h)
It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

6.  GENERAL PROVISIONS.

6.1           FURTHER ASSURANCES.  From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

6.2           WAIVER.  Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

6.3           BROKERS.  Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

6.4           NOTICES.  All notices and other communications hereunder shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, as follows:

If to Seller and Group8, to:

Attn:       Board of Directors
13785 Research Blvd Ste 125
Austin, TX  78750

If to Buyer, to:

Attn:        Board of Directors
7251 West Lake Blvd, Suite 300
Las Vegas, NV  89128

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient.  If notice is given by mail, such notice shall be deemed given upon receipt and delivery or refusal.

6.5           ASSIGNMENT.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

6.6           COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

6.7           REVIEW OF AGREEMENT.  Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel.  In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

6.8           SCHEDULES.  All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above

FIRST LIBERTY POWER CORP.

By:
Robert Reynolds

GROUP8 MINERALS

By:
Dimitrios S. Trikeriotis

GROUP8 MINING INNOVATIONS

By:
Dimitrios S. Trikeriotis

Schedule A

Group8 holds a fifty percent (50%) interest in and to certain Nevada limited liability companies, as follows:

•
Stockpile Reserves, LLC, as to the applicable Operating Agreement and Membership Subscription Agreement, which company holds the rights to certain unpatented mining claims in Pershing county, Nevada, known as Fencemaker.

•
Central Nevada Processing Co. LLC, as to the applicable Operating Agreement and Membership Subscription Agreement, which company occupies certain land in Lovelock, Nevada, with applicable pending permitting for the operation of a milling and refining facility.

•
SG8 Exploration, LLC, as to the applicable Operating Agreement and Membership Subscription Agreement, which company holds certain unpatented mining claims in Pershing County, Nevada, and which claim details have been provided to Buyer confidentially, to allow Buyer certain time to perform additional staking around such claims if so desired.